UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of a letter to suppliers of CIRCOR International, Inc. (“CIRCOR”), a Delaware corporation,  relating to the proposed acquisition of  CIRCOR by Cube BidCo, Inc. (“Parent”), a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger, dated June 5, 2023, by and among CIRCOR, Parent and Cube Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. A copy of the letter can be found below.

Letter to Suppliers

Dear Valued Supplier,

I’m excited to share with you that CIRCOR has entered into a definitive agreement to be acquired by investment funds managed by KKR, a leading global investment firm, in a transaction that significantly enhances the opportunities for us to drive value across the Industrial and Aerospace & Defense markets.

This transaction will enable us to further deliver on our mission of providing high quality flow control products for severe service, mission-critical applications. KKR’s support will help us drive additional organic growth, expand our pipeline of products and services and bring even more innovative solutions to market.

We currently expect the transaction to close in the fourth quarter of 2023. In the meantime, there will be no impact on the day-to-day operations of our business or on our relationships with suppliers.

Please do not hesitate to reach out to your usual CIRCOR representative if you have any questions. Thank you for being a valued supplier, and for your support over the years. We are excited about this new chapter in our Company's history, and we are eager to continue partnering with you on this journey.

Sincerely,
Tony Najjar
Chief Executive Officer

Supplier FAQs
1.	Why is KKR acquiring CIRCOR?

Investment funds managed by KKR are acquiring CIRCOR because we are one of the world’s most trusted companies serving the Industrial and Aerospace & Defense markets. With KKR’s expertise, we will be able to further expand our pipeline of products and services and bring even more innovative solutions to market, allowing us to better serve and meet the evolving needs of our customers.

2.	How will KKR’s ownership of CIRCOR affect my business?

We do not anticipate any changes in our relationship with you at this time.

3.	Should I continue to send invoices to the same address?

We do not anticipate any changes to our invoice procedures at this time.

4.	Do you expect policies regarding how you select vendors to change once the transaction is completed?

We do not anticipate any changes to the vendor selection process at this time.

5.	Will my business be required to obtain any new quality control certifications?

We do not anticipate any changes to the QC certification process at this time.

6.	Do you expect order volumes to increase or decrease significantly once the transaction is completed?

We do not anticipate changes to order volumes at this time.

7.	Will our CIRCOR contact change?

We do not anticipate any change in terms of your purchasing contact at this time.

8.	Where can I find more information about the transaction?

More information about the transaction is available in the news release we issued this morning. You will be able to find the news release, and any Securities and Exchange Commission filings related to the transaction, on the “Investors” section of our website.

Additional Information and Where to Find it

This communication relates to the proposed acquisition of CIRCOR by Cube BidCo, Inc. (“Parent”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, CIRCOR plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. CIRCOR may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by CIRCOR with the SEC.

BEFORE MAKING ANY VOTING DECISION, CIRCOR’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CIRCOR WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a CIRCOR stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in CIRCOR’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents CIRCOR files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. CIRCOR makes available free of charge on its investor relations website at investors.circor.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among CIRCOR, Cube Merger Sub, Inc. and Parent, dated as of June 5, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

CIRCOR and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from CIRCOR’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of CIRCOR’s directors and executive officers in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 15, 2023. To the extent the holdings of CIRCOR’s securities by CIRCOR’s directors and executive officers have changed since the amounts set forth in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from CIRCOR’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of CIRCOR’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the CIRCOR’s website at investors.circor.com.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the Company’s ability to deliver on its mission of providing the highest quality products; the commercial success and potential growth of the Company’s products; the growth trajectory of the Company, including new product development, aftermarket expansion and strategic acquisitions; vendor selection, quality control certification and anticipated order volumes; the benefits of the proposed transaction; the expected timing of the completion of the transaction; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; inability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.